                                                                    EXHIBIT 25.2

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                   36-0899825
                                                    (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

   ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS      60670-0126
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                                NGC CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

    DELAWARE                                        76-0535558
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)


    1000 LOUISIANA, SUITE 5800
    HOUSTON, TEXAS                                  77002
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)


                              CAPITAL SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 20th day of August, 1997.


              THE FIRST NATIONAL BANK OF CHICAGO,
              TRUSTEE

              By  /s/ JOHN R. PRENDIVILLE
                  John R. Prendiville
                  Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                                 August 20, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

    In connection with the qualification of an indenture between NGC
Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By   /s/ JOHN R. PRENDIVILLE
                                      John R. Prendiville
                                      Vice President

                                   EXHIBIT 7

Legal Title of Bank:        The First National Bank of Chicago        Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                    One First National Plaza, Ste 0303                                             Page RC-1
City, State  Zip:           Chicago, IL  60670
FDIC Certificate No.:       0/3/6/1/8
                            ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                            C400
                                                                  DOLLAR AMOUNTS IN                         ----
                                                                      THOUSANDS          RCFD            BIL MIL THOU
                                                                  -----------------      ----            ------------
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)....                         0081             3,871,170            1.a.
    b. Interest-bearing balances(2).............................                         0071             6,498,314            1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B,
       column A)................................................                         1754                     0            2.a.
    b. Available-for-sale securities (from
       Schedule RC-B, column D).................................                         1773             3,901,208            2.b.
3.  Federal funds sold and securities purchased under
    agreements to resell........................................                         1350             4,612,975            3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C)....................................................  RCFD 2122 23,345,201                                         4.a.
    b. LESS: Allowance for loan and lease losses................  RCFD 3123    420,963                                         4.b.
    c. LESS: Allocated transfer risk reserve....................  RCFD 3128          0                                         4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).....................                         2125            22,924,238            4.d.
5.  Trading assets (from Schedule RD-D).........................                         3545             8,792,158            5.
6.  Premises and fixed assets (including capitalized leases)....                         2145               706,928            6.
7.  Other real estate owned (from Schedule RC-M)................                         2150                 6,563            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................                         2130                61,551            8.
9.  Customers' liability to this bank on acceptances
    outstanding.................................................                         2155               488,866            9.
10. Intangible assets (from Schedule RC-M)......................                         2143               291,569            10.
11. Other assets (from Schedule RC-F)...........................                         2160             1,775,283            11.
12. Total assets (sum of items 1 through 11)....................                         2170            53,930,823            12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:      The First National Bank of Chicago       Call Date:  03/31/97 ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303                                                               Page RC-2

City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

SCHEDULE RC-CONTINUED
                                                                  DOLLAR AMOUNTS IN
                                                                      THOUSANDS                             BIL MIL THOU

LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                      RCON 2200          21,550,056        13.a.
     (1) Noninterest-bearing(1)                                   RCON 6631  8,895,137                                        13.a.1

     (2) Interest-bearing                                                                RCON 6636          12,654,919        13.a.2

     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)  RCFN 2200                                                       12,364,650        13.b.
     (1) Noninterest bearing                                      RCFN 6631    287,496                                        13.b.1

     (2) Interest-bearing                                         RCFN 6636 12,077,154                                        13.b.2

14.  Federal funds purchased and securities sold under
     agreements to repurchase:                                                           RCFD 2800           3,817,421        14
15.  a. Demand notes issued to the U.S. Treasury                                         RCON 2840              63,621        15.a.
     b. Trading Liabilities(from Schedule RC-D)                                          RCFD 3548           5,872,831        15b.
16.  Other borrowed money:
     a. With original maturity of one year or less                                       RCFD 2332           2,607,549        16.a.
     b. With original  maturity of more than one year                                    RCFD 2333             322,414        16b.
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                             RCFD 2920             488,866        18.
19.  Subordinated notes and debentures                                                   RCFD 3200           1,550,000        19.
20.  Other liabilities (from Schedule RC-G)                                              RCFD 2930           1,196,229        20.
21.  Total liabilities (sum of items 13 through 20)                                      RCFD 2948          49,833,637        21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                       RCFD 3838                   0        23.
24.  Common stock                                                                        RCFD 3230             200,858        24.
25.  Surplus (exclude all surplus related to preferred stock)                            RCFD 3839           2,944,244        25.
26.  a. Undivided profits and capital reserves                                           RCFD 3632             954,885        26.a.
     b. Net unrealized holding gains (losses) on
        available-for-sale securities                                                    RCFD 8434              (1,089)       26.b.
27.  Cumulative foreign currency translation adjustments                                 RCFD 3284              (1,712)       27.
28.  Total equity capital (sum of items 23 through 27)                                   RCFD 3210           4,097,186        28.
29.  Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21, 22, and 28)                                    RCFD 3300          53,930,823        29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the
   bank by independent external                                                                                 Number

   auditors as of any date  during 1996 . . . . . . . . .. . . . .. . . . ....................... RCFD 6724.....2              M.1.

1 = Independent audit of the bank conducted in accordance              4. =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified                external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank                authority)
2 = Independent audit of the bank's parent holding company             5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                auditors
    standards by a certified public accounting firm which              6 =  Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                    external auditors
    (but not on the bank separately)                                   7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                    8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)
-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.